Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (No. 333-184412) on Form S-8 of our report dated June 29, 2015, which appears in this annual report on Form 11-K of the 1st Constitution Bank 401(k) Retirement Savings Plan for the year ended December 31, 2014.

/s/ Baker Tilly Virchow Krause, LLP
Clark, New Jersey
June 29, 2015